EXHIBIT 21.1


                  Viking Capital Group, Inc. and Subsidiaries
                     List of subsidiaries of the registrant

The following are current subsidiaries of Registrant.

Subsidiary and Name Under Which Business is Done          Where Organized
------------------------------------------------          ---------------

Viking Financial Services, Inc.                            Texas
Viking Insurnace Services, Inc.                            Texas
Viking Systems, Inc.                                       Texas
Viking Administrators, Inc.                                Texas

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